                                                                      EXHIBIT 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus and Statement of Additional Information constituting part of this Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A (the "Registration Statement") of our report dated November 11, 1998, relating to the financial statements and financial highlights appearing in the September 30, 1998 Annual Report to Shareholders of The Gabelli Westwood Funds, which is also incorporated by reference in the Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Highlights" in the Prospectus and under the headings "Custodian, Transfer and Dividend Disbursing Agent, Counsel and Independent Accountants" and "Financial Statements" in the Statement of Additional Information.




/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
1177 Avenue of the Americas
New York, NY 10036
November 25, 1998